Calculation of Filing Fee Tables
S-3
Pagaya Technologies Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	4	Equity	Class A Ordinary Shares	457(o)	14,783,525	$ 23.615	$ 349,112,942.88	0.0001381	$ 48,212.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Class A Ordinary Shares	415(a)(6)	36,196,450		$ 1,160,877,593.62			F-1	333-266228	08/03/2023	$ 107,613.35
Carry Forward Securities	2	Equity	Class A Ordinary Shares	415(a)(6)	1,277,402		$ 96,769,220.55			F-1	333-266228	08/03/2023	$ 8,970.51
Carry Forward Securities	3	Equity	Class A Ordinary Shares	415(a)(6)	798,611		$ 11,317,916,273.00			F-1	333-266228	08/03/2023	$ 43,923.48
			Total Offering Amounts:				$ $1,719,938,919.78		$ 48,212.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 48,212.50
Offering Note
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include 36,196,450 unsold shares of Class A Ordinary Shares to be sold by the Selling Securityholders (as defined in this registration statement) (the "Unsold Secondary Securities") previously registered pursuant to the Registration Statement on Form F-1 (File No. 333-266228), which was declared effective on December 6, 2022 (the "Prior Registration Statement"). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $107,613.35 associated with the offering of the Unsold Secondary Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Secondary Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. On March 8, 2024, the registrant effected a 1-to-12 reverse share split. The amount registered reflects the result of the reverse share split.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include 1,277,402 unsold shares of Class A Ordinary Shares to be issued by the registrant upon exercise of the private placement warrants (as defined therein) (the "Unsold Primary Securities") previously registered pursuant to the Prior Registration Statement. In connection with the filing of the Prior Registration Statement, the Registrant paid a filing fee of $8,970.51 associated with the offering of the Unsold Primary Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Primary Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. On March 8, 2024, the registrant effected a 1-to-12 reverse share split. The amount registered reflects the result of the reverse share split.

[3]	The registrant previously registered up to 9,583,333 Class A Ordinary Shares issuable upon exercise of the registrant's 9,583,333 public warrants under the Registration Statement on Form F-4 (File No. 333-264168) (the "Form F-4"). Such warrants were registered under the Form F-4 and transferred from the Form F-4 to the Prior Registration Statement pursuant to Rule 429 of the Securities Act of 1933, as amended. Pursuant to Rule 457(g), no additional registration fee is payable for the Class A Ordinary Shares underlying such warrants. On March 8, 2024, the registrant effected a 1-to-12 reverse share split. The amount registered reflects the result of the reverse share split.

[4]	Represents the ordinary shares of the registrant that may be offered for resale by the selling shareholders pursuant to the prospectus included in the registration statement to which this exhibit is attached. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). The maximum price per share and maximum aggregate offering price are based on the average of the high and low sale prices of the ordinary shares as reported on the Nasdaq Global Select Market on December 3, 2025, which date is within five business days prior to filing this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A